                                EXHIBIT 2.01


                         ARTICLES OF INCORPORATION





                                     45

                         ARTICLES OF INCORPORATION
                                     OF
                  INTERNATIONAL BUSINESS DEVELOPMENT LTD.

     The undersigned natural person of the age of 18 years or more, acting as incorporator under the Oregon Business Corporation Act, adopts the following Articles of Incorporation:

                                 ARTICLE I
                               Corporate Name
                               --------------

     The name of the corporation is International Business Development Ltd.

                                 ARTICLE II
                                  Duration
                                 ---------
     The duration of the corporation shall be perpetual.


                                ARTICLE III
                                  Purposes
                                 ---------

     The purposes for which the corporation is organized are to engage in the acquisition, development and marketing of various products, and any other lawful activity for which corporations may be organized under ORS Chapter 60.


                                 ARTICLE IV
                          Authorized Capital Stock
                         -------------------------
     The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares, no par value, of voting common stock.

                                 ARTICLES V
                              Preferred Stock
                             -----------------
     The aggregate number of preferred shares which the corporation shall have the authority to issue is 1,000,000 shares, $0.10 par value. Such shares entitle the holders to one vote per share in any matters which shall come to the vote of the shareholders. In addition, the holders of the preferred shares shall be entitled to receive dividends as approved and declared by the Board of Directors from profits earned by the corporation and are entitled to receive, preferentially to holders of common stock, any proceeds which may be available from the sale of assets upon the liquidation of the corporation.


1 - ARTICLES OF INCORPORATION


                                     46

                                 ARTICLE VI
                        Denial of pre-emptive Rights
                       -----------------------------
     No holder of stock or other securities of the corporation now or hereafter authorized shall have any preemptive right or be entitled as a right to subscribe for, purchase or receive any unissued or treasury shares of any class, whether now or hereafter authorized, or any notes, bonds, debentures, or other securities convertible into, or carrying options or warrants to purchase, share of any class; but all such unissued or treasury shares of any class, or notes, bonds, debentures or other securities convertible into, or carrying options or warrants to purchase, shares of any class may be issued or disposed of by the Board Directors to such persons and on such terms as it in it absolute discretion, may deem advisable.


                                ARTICLE VII
                 Indemnification of Officers and Directors
               ---------------------------------------------

     The corporation shall indemnify to the fullest extent permitted by the Oregon Business Corporation Act any person who is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The right to and amount of indemnification shall be determined in accordance with the provisions of the Oregon Business Corporation Act in effect at the time of the determination.


                                ARTICLE VIII
                   Registered Office and Registered Agent
                  ----------------------------------------

     The address of the initial registered office of the corporation is 222 S.E. 16th Ave., Portland, Oregon, 97214, and the name of its initial registered agent at such address is Alonzo E. Schupe. The address where the Division may mail notices is P.O. Box 3021, Portland, Oregon, 97208.






2 - ARTICLES OF INCORPORATION

                                     47

                                 ARTICLE IX
                             Initial Directors
                             ------------------

     The number of directors constituting the initial Board of Directors of the corporation is one. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are:

     Name                            Address
     -----------------               -----------------------
     Alonzo E. Shupe                 222 S.E. 16th Avenue
                                     Portland, Oregon, 97214

                                 ARTICLE X
                                 Directors
                                 ----------

     Except for the number of directors constituting the initial Board of Directors of the corporation, as provided in Article IX hereof, the number of directors constituting the Board of Directors of the corporation shall be fixed by the Bylaws of the Corporation.

     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director. Any directorship to be filled by reason of an increase in the number of directors of the corporation may be filled by the affirmative vote of a majority of the number of directors fixed by the Bylaws prior to such increase. Any such directorship not so filled by the directors shall be filled by election at the next annual meeting or at a special meeting of shareholders called for that purpose.


                                 ARTICLE XI
                                Ratification
                               -------------

     Any contract, transaction or act of the corporation or of the directors or of any officers of the corporation which shall be ratified by a majority of a quorum of the shareholders of the corporation at any annual meeting or any special meeting called for such purposes shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the corporation.






3 - ARTICLES OF INCORPORATION


                                ARTICLE XII
                           Amendment of Articles
                          ------------------------

     These articles of Incorporation may be amended upon a vote of at least two-thirds of the shares outstanding, and entitled to vote, such vote to be taken at a special meeting of the shareholders held after due notice given in accordance with the by-laws.


                                ARTICLE XII
                                Incorporator
                               --------------
     The name and address of the incorporator is:

     Name                            Address
     -----------------------------   ----------------------------
     Alonzo E. Shupe                 222 S.E. 16th Avenue
                                     Portland, Oregon, 97214

                                     I, the undersigned incorporator,
declare under penalties of perjury that I have examined the foregoing and that, to the best of my knowledge and belief, it is true, correct and complete.

                                     Dated January 18, 1991.

                                     --------------------------
                                     /s/Alonzo E. Schupe
                                     --------------------------
                                     Incorporator
















4 - ARTICLES OF INCORPORATION



                                     49

     CONSENT TO ACTION TAKEN IN LIEU OF ORGANIZATION MEETING
                                     OF
                  INTERNATIONAL BUSINESS DEVELOPMENT LTD.


     The undersigned being the incorporator of the corporation hereby consents to and ratifies the action taken to organize the corporation as hereafter stated.

     The Certificate of Incorporation filed on February 12, 1991 with the Secretary of State of Oregon was approved and inserted in the record book of the corporation.

     The person whose name appears below was appointed director of the corporation to serve for a period of one year and until her successors are appointed of elected and shall qualify:

                              Alonzo E. Shupe

     The persons whose names appear below were appointed officers of the corporation to serve for a period of one year and until their successors are appointed or elected and shall qualify:

     President:                      Alonzo E. Shupe

     Vice President:                 Alonzo E. Shupe

     Secretary:                      Alonzo E. Shupe

     Treasurer:                      Alonzo E. Shupe

     By-laws, regulating the conduct of the business and affairs of the corporation were adopted and inserted in the record book.

     The seal, an impression of which appears in the margin of this consent was adopted as the corporate seal of the corporation, and the specimen of certificates for shares in the form exhibited and inserted in the record book was adopted as the corporate stock certificate.

     The director was authorized to issue the unsubscribed capital stock of the corporation at such times and in such amounts as she shall determine, and to accept in payment thereof cash, labor done, personal property, real property or leases thereof, or such other property as the board may deem necessary for the business of the corporation.

     The treasurer was authorized to open a bank account with West One Bank located at 905 NE Halsey St. in Portland, Oregon and a resolution for that purpose on the printed form of said bank was adopted.


                                     50

     The president was authorized to designate the principal office of the corporation in this state as the office for service of process on the corporation, and to designate such further agents for service of process within or without this state as is in the best interests of the corporation. The president was further authorized to execute any and all certificates or documents to implement the above.


Dated: February 13, 1991.

                                     ----------------------
                                     /s/Alonzo E. Shupe
                                     ----------------------
                                     Stockholder

     A true copy of each of the following papers referred to in the foregoing consent is appended hereto.

Certificate of Incorporation
Specimen stock certificates
By-laws


                                     51